UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

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FORM 8-K
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CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 6, 2010
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AMCOL INTERNATIONAL CORPORATION
(Exact name of registrant as specified in its charter)

Delaware	1-14447	36-0724340
State of Other Jurisdiction of Incorporation	Commission File Number	I.R.S. Employer Identification Number

2870 Forbs Avenue
Hoffman Estates, IL 60192
(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (847) 851-1500

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On May 6, 2010, at the Annual Meeting of Shareholders of AMCOL International Corporation (“AMCOL” or the “Company”), AMCOL’s shareholders approved the AMCOL International Corporation 2010 Long-Term Incentive Plan (the “Long-Term Incentive Plan”) and the AMCOL International Corporation 2010 Cash Incentive Plan (the “Cash Incentive Plan,” and collectively with the Long-Term Incentive Plan, the “Plans”).

Summaries of the Plans are set forth below. The Plans are described in detail in AMCOL’s 2010 proxy statement on Schedule 14A, filed with the U.S. Securities and Exchange Commission on March 17, 2010 in connection with the Annual Meeting of Shareholders. The descriptions of the Plans set forth below are qualified by reference to the full text of the Long- Term Incentive Plan and Cash Incentive Plan attached hereto in their entirety as Exhibit 10.1 and Exhibit 10.2, respectively, and incorporated herein by reference, as well as to the Form of Option Award Agreement and Form of Annual Cash Award Agreement attached hereto as Exhibit 10.3 and Exhibit 10.4, respectively.

Summary of Long-Term Incentive Plan

The Long-Term Incentive Plan permits a total of 2,000,000 shares of AMCOL’s common stock to be awarded to participants in the form of nonqualified stock options, incentive stock options, restricted stock or restricted stock units (some of which may be issued as qualified performance-based awards), and stock appreciation rights. The Long-Term Incentive Plan is designed to allow for “qualified performance-based awards” under Section 162(m) of the Internal Revenue Code of 1986, as amended (the “Code”). As such, qualified awards payable pursuant to the Long-Term Incentive Plan should be deductible for federal income tax purposes under most circumstances.

Present and future directors, officers and employees of AMCOL or any subsidiary or affiliate shall be eligible to participate in the Long-Term Incentive Plan, as selected by the Compensation Committee from time to time. The Compensation Committee will determine the type and amount of each award, as well as the terms and conditions, including any performance criteria, performance goals and performance period.

Summary of Cash Incentive Plan

The Cash Incentive Plan is intended to provide cash incentives for senior management to improve Company performance and increase value for shareholders. The Cash Incentive Plan is designed to provide “performance-based compensation” under Section 162(m) of the Code. As such, qualified awards payable pursuant to the Cash Incentive Plan should be deductible for federal income tax purposes under most circumstances. The Compensation Committee will determine the amounts and terms of each award, including the performance criteria, performance goals and performance period.

Item 5.07	Submission of Matters to a Vote of Security Holders

At the Company’s Annual Meeting of Shareholders held on May 6, 2010, shareholders voted on proposals to (i) elect three (3) directors for a three-year term or until their successors are elected and qualified; (ii) ratify the Audit Committee’s selection of Ernst & Young LLP to serve as the Company’s independent registered public accounting firm for 2010; (iii) approve the Long-Term Incentive Plan; and (iv) approve the Cash Incentive Plan. The voting results for each proposal were as follows:

1.	Election of Directors:

Director	For	Withheld	Broker Non-Votes
Arthur Brown	22,743,322	229,673	3,003,714
Jay D. Proops	22,794,353	178,642	3,003,714
Paul C. Weaver	22,612,921	360,074	3,003,714

2.	Ratification of the Selection of Ernst & Young LLP:

For	Against	Abstain	Broker Non-Votes
25,890,685	57,106	28,917	--

3.	Approval of the Long-Term Incentive Plan:

For	Against	Abstain	Broker Non-Votes
22,242,274	682,531	48,190	3,003,714

4.	Approval of the Cash Incentive Plan:

For	Against	Abstain	Broker Non-Votes
25,476,582	447,035	53,091	--

Item 9.01	Financial Statements and Exhibits

(d)	Exhibits.

10.1	AMCOL International Corporation 2010 Long-Term Incentive Plan

10.2	AMCOL International Corporation 2010 Cash Incentive Plan

10.3	Form of Option Award Agreement

10.4	Form of Annual Cash Award Agreement

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AMCOL INTERNATIONAL CORPORATION

Date: May 7, 2010	By:	/s/ Donald W. Pearson
Donald W. Pearson
Vice President and Chief Financial Officer

INDEX TO EXHIBITS

Exhibit No.	Description of Exhibit

10.1	AMCOL International Corporation 2010 Long-Term Incentive Plan

10.2	AMCOL International Corporation 2010 Cash Incentive Plan

10.3	Form of Option Award Agreement

10.4	Form of Annual Cash Award Agreement